PROMISSORY NOTE

Principal Amount:  $600,000

FOR VALUE RECEIVED, the undersigned on behalf of Oblio Telecom, Inc. is hereby authorized to pay to the order of AT&T Corp. (“AT&T”) the principal amount of Six Hundred Thousand Dollars ($600,000.00), in accordance with the following terms and conditions:

1. This Note shall be payable with one initial payment of $100,000 payable on October 15, 2007 and five (5) monthly installment payments due on the 1st of each month from November 1, 2007 through March 1, 2008. Each installment shall be in the amount of $100,000.00.

2. All payments shall be made payable to AT&T Corp. and shall be sent to:

Bank:	Bank of America
ABA:	111000012
Account:	AT&T CORP. CMD PREPAID CARD
Acct #:	3751257662
Ref:	Oblio Telecom

or to such other address as AT&T may give notice of to Oblio.

3. This Note may be prepaid at any time without penalty.

4. The following shall constitute an “Event of Default”:

(a) the failure of Oblio to pay any installment when due, which failure continues for ten (10) days following written notice or e-mail notice by AT&T, and

(b) the filing of a petition under the United States Bankruptcy Code by or against Oblio.

5. In the event of an Event of Default, the remaining balance due under this Note shall be accelerated and the balance of the Note shall be payable immediately and AT&T shall be entitled to recover accrued interest at the rate of eleven percent (11%) per annum on the unpaid balance together with reasonable attorneys’ fees incurred in enforcing the Note.

6. Any notices made by AT&T shall be by U.S. mail, postage prepaid or alternatively by electronic mail as follows:

To Oblio:

Oblio Telecom, Inc.
Attn: Bryan M. Chance
1700 Jay Ell Drive, Suite 200Richardson, Texas  75081
(972) 767-3117 (Fax)
bchance@obliotel.com

With a copy to:

C. John Scheef III
Scheef & Stone, LLP
2601 Network Blvd., Suite 102
Frisco, Texas  75034
(214) 472-2150 (Fax)
john.scheef@solidcounsel.com

8. This Note is made pursuant to the terms of a Settlement Agreement entered into by AT&T and Oblio simultaneously herewith.

IN WITNESS WHEREOF, Oblio Telecom, Inc. has executed this Promissory Note under seal this    12th    day of October, 2007.

OBLIO TELECOM, INC.

By:	/s/ Kurt Jensen
Kurt Jensen, President

WITNESS:

/s/ Frank P. Crivello
Frank P. Crivello

GUARANTEE

FOR VALUE RECEIVED,  the undersigned Bryan Chance, as President and Chief Executive Officer of Titan Global Holdings, Inc. (“Titan”), represents that he is duly authorized to commit and bind Titan to irrevocably guarantee the full and faithful performance of Oblio Telecom, Inc. under the terms of the foregoing Promissory Note, and further agrees that AT&T may hold Titan responsible for its reasonable attorneys’ fees in pursuing against it enforcement of Titan’s obligations under this Guarantee.

TITAN GLOBAL HOLDINGS, INC

Date: October 12, 2007	By:	/s/ David M. Marks
David M. Marks, Chairman

WITNESS:

/s/ Frank P. Crivello
Frank P. Crivello